Exhibit 99.1
The CATO Corporation
NEWS RELEASE
FOR IMMEDIATE RELEASE
CEO Approval ________
For Further Information Contact:
Thomas W. Stoltz
Executive Vice President
Chief Financial Officer
704-551-7201
CATO ANNOUNCES PROMOTION OF NEW CONTROLLER

Charlotte, NC (June 12, 2007) — The Cato Corporation (NYSE: CTR) announced today the promotion of John Howe to Senior Vice President, Controller. Mr. Howe will report to Tom Stoltz, Executive Vice President and Chief Financial Officer and be responsible for corporate finance, financial reporting and SEC compliance and will be the Company’s principal accounting officer. Mr. Howe joined Cato in July 1986. He is a Certified Public Accountant and has held several positions within the Company in Financial Planning, Tax and Finance. In August 1999, Mr. Howe was promoted to Vice President, Assistant Controller.
“I am pleased to announce John Howe’s promotion to lead our financial reporting responsibilities,” commented John Cato, the Company’s Chairman, President, and Chief Executive Officer. “John has been an integral part of our financial management team and we look forward to his continued contribution toward Cato’s success.”
Mr. Howe’s promotion follows the announcement of the planned retirement of Robert M. Sandler as Senior Vice President, Controller and the Company’s principal accounting officer. Mr. Sandler’s retirement will be effective June 29, 2007 after 19 years of service with the Company. John Cato added, “Robert’s contributions to Cato have been many. He will be missed but has built a sound financial team.”
8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

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The Cato Corporation is a leading specialty retailer of value-priced women’s fashion apparel operating two divisions, “Cato” and “It’s Fashion!”. The Company offers exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices, every day. As of June 2, 2007, the Company operated 1,290 stores in 31 states.

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